SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 30, 2006
Blackbaud, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163

(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(843) 216-6200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) On June 30, 2006, Paul V. Barber and David R. Tunnell resigned from the Board of Directors of Blackbaud, Inc. (the “Company”). Mr. Barber currently serves as a General Partner of JMI Equity Fund and Mr. Tunnell serves as a Managing Director of Hellman & Friedman LLC. Messrs. Barber and Tunnell joined the Company’s Board of Directors in October 1999 in connection with the acquisition of a majority of the Company’s outstanding stock by affiliates of JMI Equity Fund and Hellman & Friedman LLC (the “Funds”). After the Company’s initial public offering in July 2004, the Funds began selling shares of the Company’s stock and distributing the remaining Company shares to their investors. As of February 2006, the Funds owned no shares of Company stock. Messrs. Barber and Tunnell are resigning from the Company’s Board of Directors to become more involved with those companies in which their respective Funds are currently invested.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.
Date: July 6, 2006	/s/ Timothy V. Williams
Timothy V. Williams,
Vice President and Chief Financial Officer

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